Exhibit 99.1

UDR Prices $200 Million of 3.000% Senior Unsecured Notes Due 2031

DENVER, CO., September 15, 2021 – UDR, Inc. (the “Company”) (NYSE: UDR), announced today that it has priced an offering of $200 million aggregate principal amount of 3.000% senior unsecured notes due 2031. The notes were priced at 106.388% of the principal amount, plus accrued interest from August 15, 2021 to yield 2.259%.

The notes will be a further issuance of and will be fungible with and will be consolidated and form a single series with the $400 million aggregate principal amount of 3.000% senior unsecured notes due 2031 issued on August 15, 2019 (CUSIP No. 90265EAR1). Upon completion of the offering, the aggregate principal amount of outstanding 2031 notes will be $600 million.

Interest is payable on the notes semiannually on February 15 and August 15 with the first interest payment on the additional notes due February 15, 2022, which is the next regular interest payment date for the existing 2031 notes. The notes will mature on August 15, 2031 unless redeemed prior to that date.

The notes are fully and unconditionally guaranteed by United Dominion Realty, L.P.

The Company expects to use the net proceeds from the offering for planned acquisitions and other investments, including the Company’s existing development and Developer Capital Program pipeline, working capital, repayment of currently outstanding indebtedness and general corporate purposes.

The settlement of the offering is expected to occur on September 24, 2021, subject to the satisfaction of customary closing conditions.

US Bancorp, Citigroup, Regions Securities LLC, TD Securities, Truist Securities and RBC Capital Markets are the joint book-running managers for the offering. PNC Capital Markets LLC, BNY Mellon Capital Markets, LLC and Ramirez & Co., Inc. are the co-managers for the offering.

This offering is being conducted pursuant to the Company’s currently effective shelf registration statement, which was previously filed with the Securities and Exchange Commission (the “SEC”). You may obtain copies of the pricing supplement, prospectus supplement and prospectus relating to the offering without charge from the SEC at www.sec.gov. Alternatively, copies of these documents may be obtained by contacting (i) U.S. Bancorp, 214 N. Tryon Street, 26th Floor, Charlotte, North Carolina 28202, Toll-free: 1 877-558-2607; or (ii) Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Toll-free: 1-800-831-9146, or by emailing prospectus@citi.com.

Forward-Looking Statements

Certain statements made in this press release may constitute “forward-looking statements.” Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement, due to a number of factors, which include, but are not limited to, the impact of the COVID-19 pandemic and measures intended to prevent its spread or address its effects, unfavorable changes in the apartment market, changing economic conditions, the impact of inflation/deflation on rental rates and property operating expenses, expectations concerning availability of capital and the stabilization of the capital markets, the impact of competition and competitive pricing, acquisitions, developments and redevelopments not achieving anticipated results, delays in completing developments, redevelopments and lease-ups on schedule, expectations on job growth, home affordability and demand/supply ratio for multifamily housing, expectations concerning development and redevelopment activities, expectations on occupancy levels and rental rates, expectations concerning the joint ventures with third parties, expectations that technology will help grow net operating income, expectations on annualized net operating income and other risk factors discussed in documents filed by the Company with the SEC from time to time, including the Company's Annual Report on Form 10-K and the Company's Quarterly Reports on Form 10-Q. Actual results may differ materially from those described in the forward-looking statements. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in the Company's expectations with regard thereto, or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required under the U.S. securities laws.

About UDR, Inc.

UDR, Inc. (NYSE: UDR), an S&P 500 company, is a leading multifamily real estate investment trust with a demonstrated performance history of delivering superior and dependable returns by successfully managing, buying, selling, developing and redeveloping attractive real estate communities in targeted U.S. markets. As of June 30, 2021, UDR owned or had an ownership position in 54,667 apartment homes including 1,417 homes under development. For over 49 years, UDR has delivered long-term value to shareholders, the best standard of service to Residents and the highest quality experience for Associates.

Contact: UDR, Inc.

Trent Trujillo

ttrujillo@udr.com

720-283-6135